Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Magnum Hunter Resources Corporation

To the Board of Directors:

We consent to the incorporation by reference in the Registration Statement Nos. 333-166756, 333-168161, 333-172979, 333-173757, 333-174879 and 333-177486 on Form S-3, the Registration Statement No. 333-173415 on Form S-4 and the Registration Statement Nos. 333-168802, 333-169814, 333-171168 and 333-177488 on Form S-8 of Magnum Hunter Resources Corporation of our reports dated February 29, 2012, relating to the consolidated financial statements and financial statement schedules of Magnum Hunter Resources Corporation and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Magnum Hunter Resources Corporation for the year ended December 31, 2011. We also consent to the reference to our firm under the heading “Experts” in such Prospectus and Prospectus Supplements relating to the Registration Statements listed above.

/S/ HEIN & ASSOCIATES LLP
Hein & Associates LLP Dallas, Texas February 29, 2012